UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

Sight Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40587	80-0625749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 Campbell Avenue, Suite 100 Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 266-1144

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SGHT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Sight Sciences, Inc. (the “Company”) reaffirms its revenue guidance for the year ending December 31, 2023 of $89.0 million to $94.0 million, which represents growth of approximately 25% to 32% compared to the year ended December 31, 2022. The Company also reaffirms its expectation for average adjusted operating expense on a quarterly basis of approximately $30.5 million.

While the Company strongly believes that there is not a supportable basis for the implementation of the proposed local coverage determinations (each, an “LCD” and collectively, the “LCDs”) described below, even if one or more of the LCDs is implemented such that coverage and payment for the OMNI® procedure is removed, the Company does not anticipate it would have a material impact on 2023 revenue given the anticipated 180-day period before a final LCD is implemented after first publication.

Item 8.01 Other Events.

On June 8, 2023, Palmetto GBA (“Palmetto”), a Medicare Administrative Contractor (“MAC”), published a proposed LCD on micro-invasive glaucoma surgery (“MIGS”) (DL37531). An open meeting to discuss this proposed LCD has been scheduled for July 17, 2023. Palmetto administers Part B Medicare benefits in Tennessee, Alabama, Georgia, West Virginia, North Carolina, South Carolina, and Virginia. The proposed LCD identifies non-implantable MIGS procedures as investigational, similar to the previously announced proposed LCD published by WPS Government Health Administrators (“WPS”) on June 1, 2023 for Part B Medicare benefits in Kansas, Nebraska, Missouri, Iowa, Indiana, and Michigan. If finalized, these determinations would lead to these non-implantable MIGS procedures being non-covered in these states for Medicare beneficiaries. The states served by Palmetto and WPS accounted for approximately 23% of the Company’s Surgical Glaucoma revenue in 2022.

Both Palmetto and WPS have made reference to a January 5, 2023 Multi-Jurisdictional Micro-Invasive Glaucoma Surgery Contractor Advisory Committee Meeting (“CAC Meeting”) as relevant input from subject-matter experts supporting the preparation of the proposed LCDs. The CAC Meeting was attended by the following MACs: Palmetto, WPS, Celerian Group Company, National Government Services (“NGS”), and Noridian Healthcare Solutions. The states served by these five MACs accounted for approximately 63% of the Company’s Surgical Glaucoma revenue in 2022.

NGS has announced plans to publish a proposed LCD on MIGS on June 22, 2023, and has scheduled an open meeting to discuss this proposed LCD on July 13, 2023. NGS administers Part B Medicare benefits in Illinois, Minnesota, Wisconsin, Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut, and New York.

The Company strongly disagrees with the Palmetto and WPS proposed LCDs’ characterizations of the procedures involving the OMNI technology as investigational. Consistent with the Company’s prior disclosures regarding the proposed LCD published by WPS, based on its preliminary review of the proposed Palmetto LCD, the Company is concerned the assessment processes appear not to have taken into account meaningful and current clinical and real-world evidence illustrating the proven benefits of the OMNI Surgical System. The Company believes the clinical evidence demonstrating the OMNI technology’s safety and efficacy, as well as OMNI’s broad Food and Drug Administration (“FDA”) clearance for lowering intraocular pressure in all adults with primary open-angle glaucoma, strongly support continued Medicare coverage in all states. In the event any other MAC seeks to publish proposed LCDs characterizing the procedures involving the OMNI technology as investigational, the Company fully intends to similarly object to that characterization.

All MACs should develop coverage criteria based on existing clinical literature, proven clinical efficacy, and FDA clearance. To help inform WPS’ review, the Company still plans to present peer-reviewed, published clinical evidence establishing that procedures involving the OMNI technology are reasonable and necessary based on Medicare coverage standards at the upcoming open WPS meeting on June 14, 2023 and in the comment period through July 15, 2023. To help inform Palmetto’s review, the Company plans to present peer-reviewed, published clinical evidence establishing that procedures involving the OMNI technology are reasonable and necessary based on Medicare coverage standards at the upcoming open Palmetto meeting on July 17, 2023 and in the comment period through July 22, 2023. The Company also plans to proactively communicate with its stakeholders about the clinical efficacy and published clinical evidence supporting its products and the importance of continued and appropriate coverage for glaucoma patients.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this Current Report on Form 8-K that are not statements of historical fact, including statements about our beliefs and estimates, are forward-looking statements and should be evaluated as such. Such statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe these forward-looking statements are based upon reasonable assumptions at the time they are made, we cannot guarantee their accuracy or completeness. Forward-looking statements are subject to and involve risks, uncertainties and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance, or achievements predicted, assumed or implied by such forward-looking statements, including the important factors discussed under the caption “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission, as may be updated from time to time in subsequent filings. These forward-looking statements include, but are not limited to, statements regarding estimates of our future revenue and operating expenses, the expected time period before a final LCD is implemented after publication, the outcome and impact of proposed LCDs on non-implantable MIGS procedures and related Medicare coverage, the Company’s belief that the proposed LCDs are not supportable, the MIGS assessment process followed by Palmetto and WPS (and other MACs), the intention of other MACs with respect to publishing additional proposed LCDs, and the Company’s plans to provide Palmetto and WPS (and other MACs) with clinical evidence regarding MIGS procedures and the use of OMNI technology. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

*

The information in Item 7.01 and Item 8.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sight Sciences, Inc.

Date: June 9, 2023	By:	/s/ Paul Badawi
President and Chief Executive Officer